UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2007

DRAGON PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	0-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

310-650 West Georgia Street Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2007, the Company sold 3,496,503 shares of its common stock to Bright Faith Overseas Limited at $0.429 per share for cash of approximately $620,000 and in exchange for the cancellation of debt in the approximate amount of $880,000. No commission was paid in connection with this transaction. The Company relied upon Regulation S as an exemption from registration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated: July 3, 2007	/s/ Maggie Deng

Maggie Deng

Chief Operating Officer